ZIONS BANCORPORATION, N.A.
Press Release – Page 1
January 21, 2020

Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 January 21, 2020
www.zionsbancorporation.com
Fourth Quarter 2019 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 4Q19 Net Earnings¹ of $174 million, diluted EPS of $0.97 compared with 4Q18 Net Earnings¹ of $217 million, diluted EPS of $1.08, and 3Q19 Net Earnings¹ of $214 million, diluted EPS of $1.17
2019 Annual Net Earnings¹ of $782 million, diluted EPS of $4.16, compared with 2018 Annual Net Earnings¹ of $850 million, diluted EPS of $4.08

FOURTH QUARTER RESULTS

$0.97	$174 million	3.46%	10.2%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

FOURTH QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $559 million, compared with $576 million
	•	NIM was 3.46%, compared with 3.67%
	•	Total cost of deposits increased 9 basis points, while total cost of deposits from the third quarter of 2019 decreased 6 basis points
	•	Average total deposits increased to $56.7 billion, compared with $54.2 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $246 million, down 19%
	•	Adjusted PPNR³ was $275 million, down 10%
	•	Noninterest expense was $472 million, up 12%
	•	Efficiency ratio³ was 61.3%, compared with 57.8%

Loans and Credit Quality	•	Net loans and leases were $48.7 billion, up $2.0 billion, or 4%
	•	Nonperforming assets were $251 million, down 2%
	•	Provision for credit losses was $4 million, compared with $6 million
	•	Net charge-offs of 0.18% of average loans, compared with net credit recoveries of 0.07% of average loans

Capital returns	•	Return on average tangible common equity³ was 11.8%, compared with 14.5%
	•	For 2019, common stock repurchases of $1.1 billion, 23.5 million shares, or 12.5% of shares outstanding as of December 31, 2018
	•	Common dividend increased to $0.34 per share from $0.30 per share

Notable Items	•	Severance and restructuring charges of $37 million, or $0.16 per share
	•	$10 million expense related to resolution of a self-identified operational issue, or $0.04 per share
	•	Derivative valuation gain of $6 million, or $0.03 per share, on client-related interest rate swaps

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, of Zions Bancorporation, commented, “Fourth quarter earnings of $174 million or $0.97 per share were dampened by comparatively flat loan volumes and $37 million in severance and restructuring charges to facilitate a cost reduction initiative that will largely take effect during the first quarter of 2020. We were nevertheless pleased with the strong 10.5% annualized growth in average deposit balances we experienced during the quarter, including 7.5% annualized growth in noninterest-bearing demand deposits; and by the relative stability of our net interest margin in a challenging interest rate and competitive environment.” Mr. Simmons continued, “Economic conditions throughout the markets we serve remain vibrant, and we are optimistic that credit quality will continue to be relatively strong in 2020.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and the reasons for which the Bank presents these numbers, see pages 19-22.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 2
January 21, 2020

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are rendered as not meaningful as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	$	%	$	%
Interest and fees on loans	$557	$581	$555	$(24)	(4)%	$2	—%
Interest on money market investments	7	8	8	(1)	(13)	(1)	(13)
Interest on securities	83	88	93	(5)	(6)	(10)	(11)
Total interest income	647	677	656	(30)	(4)	(9)	(1)
Interest on deposits	62	69	48	(7)	(10)	14	29
Interest on short and long-term borrowings	26	41	32	(15)	(37)	(6)	(19)
Total interest expense	88	110	80	(22)	(20)	8	10
Net interest income	$559	$567	$576	$(8)	(1)	$(17)	(3)
				bps		bps
Yield on interest-earning assets	4.00%	4.15%	4.17%	(15)		(17)
Rate paid on total deposits and interest-bearing liabilities	0.57%	0.71%	0.54%	(14)		3
Cost of total deposits	0.44%	0.50%	0.35%	(6)		9
Net interest margin	3.46%	3.48%	3.67%	(2)		(21)
Net interest income decreased $17 million to $559 million in the fourth quarter of 2019 from $576 million in the fourth quarter of 2018. Total interest income decreased $9 million due to a $10 million decrease in interest on securities, primarily resulting from an $804 million decline in the average securities balance and a decline in the average yield received on securities, discussed in further detail below. Interest expense increased $8 million primarily due to increases in the rate paid on deposits.
The yield on interest earning assets was 4.00%, a decrease of 15 basis points compared with the third quarter of 2019, and a decrease of 17 basis points compared with the fourth quarter of 2018. Interest income recoveries did not materially impact this quarter or the prior periods presented. The yield on securities decreased 4 basis points relative to the third quarter of 2019 primarily due to a decline in interest rates, and 13 basis points from the year ago rate primarily from increased premium amortization in our Small Business Administration (“SBA”) portfolio resulting from faster repayment speeds. The yield on loans decreased 19 basis points relative to the third quarter of 2019 and 23 basis points from the year ago rate, primarily due to a decline in interest rates across all loan products.
The rate paid on total deposits and interest-bearing liabilities was 0.57% for the fourth quarter of 2019, a decrease from 0.71% for the third quarter of 2019, and an increase from 0.54% for the fourth quarter of 2018. The decline in the rate paid on total deposits and interest-bearing liabilities from the third quarter of 2019 was primarily due to lower rates paid on all interest bearing liabilities, in addition to deposit growth and lower use of short-term borrowings. The increase from the fourth quarter of 2018 was due to an increase in the cost of deposits. The annualized cost of total

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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
January 21, 2020

deposits for the fourth quarter of 2019 was 0.44%, compared with 0.50% for the third quarter of 2019, and 0.35% for the fourth quarter of 2018.
The net interest margin decreased to 3.46% in the fourth quarter of 2019, compared with 3.48% in the third quarter of 2019, and 3.67% in the same prior year period. The decrease from the third quarter of 2019 was primarily due to lower loan yields, partially offset by a lower rate paid on total deposits and interest-bearing liabilities. The decrease from the same prior year period was primarily due to lower loan and securities yields and a higher rate paid on total deposits and interest-bearing liabilities.

Noninterest Income
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	$	%	$	%
Commercial account fees	$31	$31	$29	$—	—%	$2	7%
Card fees	23	24	25	(1)	(4)	(2)	(8)
Retail and business banking fees	20	20	20	—	—	—	—
Loan-related fees and income	19	21	20	(2)	(10)	(1)	(5)
Capital markets and foreign exchange fees	19	23	16	(4)	(17)	3	19
Wealth management and trust fees	16	16	14	—	—	2	14
Other customer-related fees	6	5	7	1	20	(1)	(14)
Customer-related fees	134	140	131	(6)	(4)	3	2
Dividends and other income	16	4	7	12	NM	9	NM
Securities gains, net	2	2	2	—	—	—	—
Total noninterest income	$152	$146	$140	$6	4	$12	9
Total noninterest income for the fourth quarter of 2019 increased by $12 million, or 9%, to $152 million from $140 million for the fourth quarter of 2018. Customer-related fees increased $3 million, or 2%, as a result of higher capital markets and foreign exchange fees, wealth management and trust income and commercial account fees, partially offset by a decrease in card fees. Dividends and other income increased $9 million primarily due to a positive $6 million valuation adjustment on client-related interest rate swaps in the fourth quarter of 2019, compared with a negative $3 million valuation adjustment in the fourth quarter of 2018.

Noninterest Expense
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	$	%	$	%
Salaries and employee benefits	$305	$273	$270	$32	12%	$35	13%
Occupancy, net	34	34	35	—	—	(1)	(3)
Furniture, equipment and software, net	34	34	31	—	—	3	10
Other real estate expense, net	—	(2)	—	2	NM	—	NM
Credit-related expense	5	2	6	3	NM	(1)	(17)
Professional and legal services	13	10	15	3	30	(2)	(13)
Advertising	3	6	6	(3)	(50)	(3)	(50)
FDIC premiums	6	7	6	(1)	(14)	—	—
Other	72	51	51	21	41	21	41
Total noninterest expense	$472	$415	$420	$57	14	$52	12
Adjusted noninterest expense [1]	$435	$415	$418	$20	5	$17	4

[1]	For information on non-GAAP financial measures, see pages 19-22.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
January 21, 2020

Noninterest expense for the fourth quarter of 2019 was $472 million, an increase of $52 million, or 12%, when compared with $420 million for the fourth quarter of 2018, primarily as a result of a $35 million increase in salaries and employee benefits and a $21 million increase in other noninterest expense. The increase from the fourth quarter of 2018 in salaries and employee benefits was primarily due to a $20 million increase in severance expenses as a result of the previously announced reduction in staffing levels, an $8 million increase in base salaries mainly due to annual salary merit increases, and a $4 million increase in employee benefits.
Other noninterest expense increased primarily as a result of a $13 million impairment on owned or leased properties from actual and planned branch and other office building closures and $10 million of customer reimbursements made by the Bank to remedy a self-identified operational issue. Furniture, equipment, and software expense increased by $3 million as a result of increased amortization expense related to capitalized technology costs from the successful implementation of our commercial loan systems, while advertising expense decreased by $3 million.
Our efficiency ratio was 61.3% in the fourth quarter of 2019, compared with 57.3% in the third quarter of 2019, and 57.8% in the fourth quarter of 2018. Adjusted noninterest expense for the fourth quarter of 2019 increased $17 million, or 4%, to $435 million, compared with $418 million for the same prior year period. Adjusted noninterest expense for the current quarter excludes severance and restructuring costs of $22 million and $15 million, respectively, however it does not exclude the $10 million operational-related expense described previously. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 19-22.
BALANCE SHEET ANALYSIS

Asset Quality
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.51%	0.48%	0.55%	3		(4)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.18%	0.01%	(0.07)%	17		25
Ratio of allowance for credit losses to loans and leases, at period end	1.14%	1.17%	1.18%	(3)		(4)
				$	%	$	%
Classified loans	$803	$799	$698	$4	1%	$105	15%
Nonperforming assets	251	237	256	14	6	(5)	(2)
Net loan and lease charge-offs (recoveries)	22	1	(8)	21	NM	30	NM
Provision for credit losses	4	10	6	(6)	(60)	(2)	(33)%
Classified loans increased 15%, while nonperforming assets declined 2% from the fourth quarter of 2018. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases was 0.52%, compared with 0.56% in the fourth quarter of 2018.
The Bank recorded a $4 million provision for credit losses during the fourth quarter of 2019, compared with $10 million during the third quarter of 2019, and $6 million for the fourth quarter of 2018. The allowance for credit losses

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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
January 21, 2020

was $554 million at December 31, 2019, compared with $552 million at December 31, 2018. The slight increase in the allowance for credit losses from the prior-year period is primarily due to loan growth, offset by recent default and loss rates that are lower than long-term averages.
On January 1, 2020, we adopted Accounting Standards Update (“ASU”) 2016-13, Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and its subsequent updates, often referred to as the Current Expected Credit Loss ("CECL") model. Upon adoption of the guidance, Zions recorded the full amount of the allowance for credit losses of $526 million, compared with $554 million at December 31, 2019, resulting in an after-tax increase to retained earnings of approximately $20 million.

Loans and Leases
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	$	%	$	%
Loans held for sale	$129	$141	$93	$(12)	(9)%	$36	39%
Loans and leases:
Commercial	25,388	25,287	24,162	101	—	1,226	5
Commercial real estate	11,555	11,816	11,125	(261)	(2)	430	4
Consumer	11,766	11,732	11,427	34	—	339	3
Loans and leases, net of unearned income and fees	48,709	48,835	46,714	(126)	—	1,995	4
Less allowance for loan losses	495	510	495	(15)	(3)	—	—
Loans and leases held for investment, net of allowance	$48,214	$48,325	$46,219	$(111)	—	$1,995	4
Loans and leases, net of unearned income and fees, increased $2.0 billion, or 4%, to $48.7 billion at December 31, 2019 from $46.7 billion at December 31, 2018. Within commercial loans, municipal loans increased $732 million, commercial and industrial loans increased $247 million, and owner-occupied loans increased $240 million. Term commercial real estate loans increased $405 million. The growth in consumer loans was primarily due to a $392 million increase in 1-4 family residential loans. Unfunded lending commitments and letters of credit increased $1.6 billion, or 7.2%, to $23.9 billion at December 31, 2019, from $22.3 billion at December 31, 2018.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
January 21, 2020

Deposits and Borrowed Funds
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	$	%	$	%
Noninterest-bearing demand	$23,576	$23,770	$23,645	$(194)	(1)%	$(69)	—%
Interest-bearing:
Savings and money market	28,790	27,427	26,120	1,363	5	2,670	10
Time	4,719	4,942	4,336	(223)	(5)	383	9
Total deposits	$57,085	$56,139	$54,101	$946	2	$2,984	6

Borrowed funds:
Federal funds purchased and other short-term borrowings	$2,053	$4,579	$5,653	(2,526)	(55)	(3,600)	(64)
Long-term debt	$1,723	$1,242	$724	481	39	999	NM
Total borrowed funds	$3,776	$5,821	$6,377	$(2,045)	(35)	$(2,601)	(41)
Total deposits increased by $3.0 billion, or 6%, to $57.1 billion as of December 31, 2019, while noninterest bearing deposits decreased slightly over the same period. Average total deposits increased to $56.7 billion for the fourth quarter of 2019, compared with $54.2 billion for the fourth quarter of 2018. Average noninterest bearing deposits declined 2% to $23.8 billion for the fourth quarter of 2019, compared with $24.3 billion for the fourth quarter of 2018, and were 42% and 45% of average total deposits, respectively, for the same periods.
Total borrowed funds decreased $2.6 billion, or 41%, to $3.8 billion as of December 31, 2019. Average borrowed funds decreased to $4.3 billion for the fourth quarter of 2019, compared with $4.5 billion for the fourth quarter of 2018. The decrease in both end of period and average borrowed funds reflects deposit growth exceeding loan growth and securities run-off.

Shareholders’ Equity
				4Q19 - 3Q19		4Q19 - 4Q18
(In millions)	4Q19	3Q19	4Q18	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock and additional paid-in capital	2,735	3,002	3,806	(267)	(9)	(1,071)	(28)
Retained earnings	4,009	3,892	3,456	117	3	553	16
Accumulated other comprehensive income (loss)	43	49	(250)	(6)	(12)	293	NM
Total shareholders' equity	$7,353	$7,509	$7,578	$(156)	(2)	$(225)	(3)

Capital distributions:
Common dividends paid	$57	$60	$57	(3)	(5)	—	—
Bank common stock repurchased	275	275	250	—	—	25	10
Total capital distributed to common shareholders	332	335	307	(3)	(1)	25	8

Capital distributed as a percentage of net earnings applicable to common shareholders	191%	157%	141%
During the fourth quarter of 2019, the Bank’s common stock dividend was $0.34 per share, compared with $0.30 per share in the fourth quarter of 2018. Common stock repurchases during the current quarter totaled $275 million, or 5.5 million shares, which is equivalent to 3.2% of common stock outstanding as of September 30, 2019. During the last

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
January 21, 2020

four quarters, the Bank repurchased $1.1 billion, or 23.5 million shares, of common stock which is equivalent to 12.5% of common stock outstanding as of December 31, 2018. As of December 31, 2019, the Bank had 29.3 million ZIONW warrants outstanding with a strike price of $33.91 per share that expire on May 22, 2020.
Common stock and additional paid-in capital decreased $1.1 billion, or 28%, from the fourth quarter of 2018, due to the previously mentioned share repurchases. Accumulated other comprehensive income improved $293 million, from a negative $250 million as of December 31, 2018, to $43 million as of December 31, 2019. The improvement was primarily a result of increases in the fair value of available-for-sale securities due to changes in interest rates.
Tangible book value per common share increased to $34.98 at December 31, 2019, compared with $31.97 at December 31, 2018, primarily due to a 12.0% decrease in common shares outstanding over the same period. Basel III common equity tier 1 (“CET1”) capital was $5.7 billion at December 31, 2019 and $6.2 billion at December 31, 2018. The estimated Basel III CET1 capital ratio was 10.2% at December 31, 2019 compared with 11.7% at December 31, 2018. For information on non-GAAP financial measures, see pages 19-22.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
January 21, 2020

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 21, 2020). Media representatives, analysts, investors and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 6674727 or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
Additionally, Zions will host its biennial investor day on Thursday, February 6, 2020. Institutional investors and professional equity and fixed income analysts are encouraged to attend in person; retail investors and investment advisers are encouraged to join by webcast. The link to the webcast will be posted to zionsbancorporation.com in advance of the event.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $2.8 billion in 2019 and approximately $70 billion of total assets. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The Bank is a consistent national leader in Small Business Administration lending and public finance advisory services. The bank is a consistent national and state-wide leader of customer survey awards in small and middle-market banking, as well as a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences include, but are not limited to, the Bank’s ability to meet operating leverage goals; the rate of change of interest-sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Bank to upgrade its core deposit system and implement new digital products in order to remain competitive; risks associated with information security, such

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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
January 21, 2020

as systems breaches and failures; and legislative, regulatory and economic developments. These risks, as well as other factors, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Except as required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
January 21, 2020

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
BALANCE SHEET [1]
Loans held for investment, net of allowance	$48,214	$48,325	$48,114	$47,109	$46,219
Total assets	69,172	70,361	70,065	69,195	68,746
Deposits	57,085	56,139	54,332	54,535	54,101
Total shareholders’ equity	7,353	7,509	7,599	7,588	7,578
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$174	$214	$189	$205	$217
Net interest income	559	567	569	576	576
Taxable-equivalent net interest income [2]	566	574	576	582	582
Total noninterest income	152	146	132	132	140
Total noninterest expense	472	415	424	430	420
Adjusted pre-provision net revenue [2]	275	309	294	285	305
Provision for credit losses	4	10	21	4	6
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$0.97	$1.17	$0.99	$1.04	$1.08
Dividends	0.34	0.34	0.30	0.30	0.30
Book value per common share [1]	41.12	40.75	39.75	38.47	37.39
Tangible book value per common share [1,2]	34.98	34.80	34.02	32.92	31.97
Weighted average share price	48.39	43.04	46.11	47.71	46.61
Weighted average diluted common shares outstanding (in thousands)	178,718	181,870	189,098	195,241	199,048
Common shares outstanding (in thousands) [1]	165,057	170,373	176,935	182,513	187,554
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.04%	1.25%	1.14%	1.26%	1.34%
Return on average common equity	10.1%	12.1%	10.8%	11.9%	12.4%
Return on average tangible common equity [2]	11.8%	14.2%	12.7%	13.9%	14.5%
Net interest margin	3.46%	3.48%	3.54%	3.68%	3.67%
Cost of total deposits, annualized	0.44%	0.50%	0.49%	0.43%	0.35%
Efficiency ratio [2]	61.3%	57.3%	59.0%	60.2%	57.8%
Effective tax rate	22.1%	22.9%	22.7%	22.3%	22.1%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.51%	0.48%	0.52%	0.50%	0.55%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.18%	0.01%	0.12%	—%	(0.07)%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.14%	1.17%	1.16%	1.17%	1.18%
Full-time equivalent employees	10,188	10,255	10,326	10,204	10,201
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital	$5,719	$5,871	$5,987	$6,124	$6,245
Risk-weighted assets	56,048	56,298	55,499	54,404	53,591
Tangible common equity ratio	8.5%	8.5%	8.7%	8.8%	8.9%
Common equity tier 1 capital ratio	10.2%	10.4%	10.8%	11.3%	11.7%
Tier 1 leverage ratio	9.2%	9.3%	9.5%	9.9%	10.3%
Tier 1 risk-based capital ratio	11.2%	11.4%	11.8%	12.3%	12.7%
Total risk-based capital ratio	13.2%	12.6%	13.0%	13.5%	13.9%

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 19-22.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
January 21, 2020

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$705	$796	$538	$536	$614
Money market investments:
Interest-bearing deposits	743	1,149	634	702	619
Federal funds sold and security resell agreements	484	504	620	438	1,461
Investment securities:
Held-to-maturity[1], at amortized cost	592	658	695	764	774
Available-for-sale, at fair value	13,725	14,033	14,672	14,904	14,737
Trading account, at fair value	182	280	148	316	106
Total investment securities	14,499	14,971	15,515	15,984	15,617
Loans held for sale	129	141	105	69	93
Loans and leases, net of unearned income and fees	48,709	48,835	48,617	47,606	46,714
Less allowance for loan losses	495	510	503	497	495
Loans held for investment, net of allowance	48,214	48,325	48,114	47,109	46,219
Other noninterest-bearing investments	898	982	1,056	993	1,046
Premises, equipment and software, net	1,142	1,146	1,133	1,125	1,124
Goodwill and intangibles	1,014	1,014	1,014	1,014	1,015
Other real estate owned	8	4	5	6	4
Other assets	1,336	1,329	1,331	1,219	934
Total assets	$69,172	$70,361	$70,065	$69,195	$68,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$23,576	$23,770	$22,947	$23,259	$23,645
Interest-bearing:
Savings and money market	28,790	27,427	26,470	26,348	26,120
Time	4,719	4,942	4,915	4,928	4,336
Total deposits	57,085	56,139	54,332	54,535	54,101
Federal funds purchased and other short-term borrowings	2,053	4,579	6,023	4,944	5,653
Long-term debt	1,723	1,242	1,236	1,228	724
Reserve for unfunded lending commitments	59	62	60	59	57
Other liabilities	899	830	815	841	633
Total liabilities	61,819	62,852	62,466	61,607	61,168
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock2 ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	2,735	3,002	3,271	3,541	3,806
Retained earnings	4,009	3,892	3,737	3,603	3,456
Accumulated other comprehensive income (loss)	43	49	25	(122)	(250)
Total shareholders’ equity	7,353	7,509	7,599	7,588	7,578
Total liabilities and shareholders’ equity	$69,172	$70,361	$70,065	$69,195	$68,746
[1] Held-to-maturity (approximate fair value)	597	662	698	762	767
[2] Common stock (issued and outstanding)	165,057	170,373	176,935	182,513	187,554

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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
January 21, 2020

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Interest income:
Interest and fees on loans	$557	$581	$581	$570	$555
Interest on money market investments	7	8	8	9	8
Interest on securities	83	88	95	96	93
Total interest income	647	677	684	675	656
Interest expense:
Interest on deposits	62	69	66	57	48
Interest on short- and long-term borrowings	26	41	49	42	32
Total interest expense	88	110	115	99	80
Net interest income	559	567	569	576	576
Provision for credit losses:
Provision for loan losses	7	8	20	2	7
Provision for unfunded lending commitments	(3)	2	1	2	(1)
Total provision for credit losses	4	10	21	4	6
Net interest income after provision for credit losses	555	557	548	572	570
Noninterest income:
Commercial account fees	31	31	30	30	29
Card fees	23	24	23	22	25
Retail and business banking fees	20	20	20	18	20
Loan-related fees and income	19	21	17	16	20
Capital markets and foreign exchange fees	19	23	20	17	16
Wealth management and trust fees	16	16	15	14	14
Other customer-related fees	6	5	5	5	7
Customer-related fees	134	140	130	122	131
Dividends and other income	16	4	5	9	7
Securities gains (losses), net	2	2	(3)	1	2
Total noninterest income	152	146	132	132	140
Noninterest expense:
Salaries and employee benefits	305	273	274	287	270
Occupancy, net	34	34	32	33	35
Furniture, equipment and software, net	34	34	35	32	31
Other real estate expense, net	—	(2)	—	(1)	—
Credit-related expense	5	2	8	6	6
Professional and legal services	13	10	13	11	15
Advertising	3	6	5	5	6
FDIC premiums	6	7	6	6	6
Other	72	51	51	51	51
Total noninterest expense	472	415	424	430	420
Income before income taxes	235	288	256	274	290
Income taxes	52	66	58	61	64
Net income	183	222	198	213	226
Preferred stock dividends	(9)	(8)	(9)	(8)	(9)
Net earnings applicable to common shareholders	$174	$214	$189	$205	$217
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	167,078	173,160	179,156	184,767	189,169
Diluted shares (in thousands)	178,718	181,870	189,098	195,241	199,048
Net earnings per common share:
Basic	$1.03	$1.23	$1.05	$1.10	$1.14
Diluted	0.97	1.17	0.99	1.04	1.08

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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
January 21, 2020

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In millions, except share and per share amounts)	2019	2018	2017
	(Unaudited)
Interest income:
Interest and fees on loans	$2,289	$2,102	$1,847
Interest on money market investments	32	29	19
Interest on securities	362	350	326
Total interest income	2,683	2,481	2,192
Interest expense:
Interest on deposits	254	135	59
Interest on short- and long-term borrowings	157	116	68
Total interest expense	411	251	127
Net interest income	2,272	2,230	2,065
Provision for credit losses:
Provision for loan losses	37	(39)	24
Provision for unfunded lending commitments	2	(1)	(7)
Total provision for credit losses	39	(40)	17
Net interest income after provision for loan losses	2,233	2,270	2,048
Noninterest income:
Commercial account fees	121	122	126
Card fees	92	94	96
Retail and business banking fees	78	78	78
Loan-related fees and income	75	74	72
Capital markets and foreign exchange fees	78	58	49
Wealth management and trust fees	60	55	47
Other customer-related fees	21	27	22
Customer-related fees	525	508	490
Dividends and other investment income	34	43	40
Securities gains, net	3	1	14
Total noninterest income	562	552	544
Noninterest expense:
Salaries and employee benefits	1,141	1,070	1,006
Occupancy, net	133	132	129
Furniture, equipment and software, net	135	126	130
Other real estate expense, net	(3)	1	(1)
Credit-related expense	20	25	29
Professional and legal services	47	52	57
Advertising	19	26	22
FDIC premiums	25	50	53
Other	225	197	231
Total noninterest expense	1,742	1,679	1,656
Income before income taxes	1,053	1,143	936
Income taxes	237	259	344
Net income	816	884	592
Preferred stock dividends	(34)	(34)	(40)
Preferred stock redemption	—	—	(2)
Net earnings applicable to common shareholders	$782	$850	$550
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	175,984	193,589	200,776
Diluted shares (in thousands)	186,504	206,501	209,653
Net earnings per common share:
Basic	$4.41	$4.36	$2.71
Diluted	4.16	4.08	2.60

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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
January 21, 2020

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Commercial:
Commercial and industrial	$14,760	$14,846	$14,883	$14,758	$14,513
Leasing	334	332	337	312	327
Owner occupied	7,901	7,924	7,828	7,754	7,661
Municipal	2,393	2,185	2,059	1,774	1,661
Total commercial	25,388	25,287	25,107	24,598	24,162
Commercial real estate:
Construction and land development	2,211	2,347	2,609	2,343	2,186
Term	9,344	9,469	9,218	9,187	8,939
Total commercial real estate	11,555	11,816	11,827	11,530	11,125
Consumer:
Home equity credit line	2,917	2,930	2,929	2,884	2,937
1-4 family residential	7,568	7,506	7,440	7,294	7,176
Construction and other consumer real estate	624	637	644	636	643
Bankcard and other revolving plans	502	494	502	489	491
Other	155	165	168	175	180
Total consumer	11,766	11,732	11,683	11,478	11,427
Loans and leases, net of unearned income and fees	$48,709	$48,835	$48,617	$47,606	$46,714

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018

Nonaccrual loans[1]	$243	$233	$248	$234	$252
Other real estate owned	8	4	5	6	4
Total nonperforming assets	$251	$237	$253	$240	$256
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.51%	0.48%	0.52%	0.50%	0.55%
Accruing loans past due 90 days or more	$10	$6	$17	$8	$10
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.02%	0.01%	0.03%	0.02%	0.02%
Nonaccrual loans and accruing loans past due 90 days or more	$253	$239	$265	$242	$262
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.52%	0.49%	0.54%	0.51%	0.56%
Accruing loans past due 30-89 days	$75	$84	$99	$142	$65
Restructured loans included in nonaccrual loans	75	92	79	76	90
Restructured loans on accrual	78	90	97	98	112
Classified loans	803	799	770	729	698
1 Includes loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
January 21, 2020

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Allowance for Loan Losses
Balance at beginning of period	$510	$503	$497	$495	$480
Provision for loan losses	7	8	20	2	7
Loan and lease charge-offs	32	11	23	12	13
Less: Recoveries	10	10	9	12	21
Net loan and lease charge-offs (recoveries)	22	1	14	—	(8)
Balance at end of period	$495	$510	$503	$497	$495
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.02%	1.04%	1.03%	1.04%	1.06%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	204%	219%	203%	212%	201%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.18%	0.01%	0.12%	—%	(0.07)%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$62	$60	$59	$57	$58
Provision for unfunded lending commitments	(3)	2	1	2	(1)
Balance at end of period	$59	$62	$60	$59	$57

Allowance for Credit Losses
Allowance for loan losses	$495	$510	$503	$497	$495
Reserve for unfunded lending commitments	59	62	60	59	57
Total allowance for credit losses	$554	$572	$563	$556	$552
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.14%	1.17%	1.16%	1.17%	1.18%
1 Does not include loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
January 21, 2020

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018

Loans held for sale	$—	$—	$—	$—	$6
Commercial:
Commercial and industrial	$110	$97	$85	$72	$82
Leasing	—	1	1	1	2
Owner occupied	65	49	69	69	67
Municipal	—	—	1	1	1
Total commercial	175	147	156	143	152
Commercial real estate:
Construction and land development	—	—	1	1	—
Term	16	29	31	32	38
Total commercial real estate	16	29	32	33	38
Consumer:
Home equity credit line	12	12	12	11	13
1-4 family residential	40	44	44	45	42
Construction and other consumer real estate	—	1	4	2	—
Bankcard and other revolving plans	—	—	—	—	1
Other	—	—	—	—	—
Total consumer	52	57	60	58	56
Total nonaccrual loans	$243	$233	$248	$234	$252

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Commercial:
Commercial and industrial	$19	$—	$13	$1	$(10)
Leasing	—	—	—	—	—
Owner occupied	(1)	(1)	—	1	—
Municipal	—	—	—	—	—
Total commercial	18	(1)	13	2	(10)
Commercial real estate:
Construction and land development	(1)	—	—	—	(1)
Term	2	(1)	—	(2)	—
Total commercial real estate	1	(1)	—	(2)	(1)
Consumer:
Home equity credit line	1	—	—	(1)	—
1-4 family residential	(1)	(1)	(1)	(1)	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	2	3	1	1	2
Other	1	1	1	1	1
Total consumer loans	3	3	1	—	3
Total net charge-offs (recoveries)	$22	$1	$14	$—	$(8)

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
January 21, 2020

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	December 31, 2019		September 30, 2019		December 31, 2018
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,440	1.92%	$1,413	2.41%	$1,302	2.53%
Securities:
Held-to-maturity	617	3.68%	693	3.66%	709	3.59%
Available-for-sale	13,771	2.25%	14,323	2.29%	14,567	2.40%
Trading account	173	4.36%	135	4.50%	89	4.15%
Total securities	14,561	2.33%	15,151	2.37%	15,365	2.46%
Loans held for sale	134	3.32%	89	3.67%	37	6.16%
Loans held for investment:[2]
Commercial	25,258	4.65%	25,284	4.83%	23,745	4.90%
Commercial real estate	11,735	4.84%	11,849	5.10%	11,168	5.17%
Consumer	11,720	4.10%	11,695	4.22%	11,299	4.17%
Total loans held for investment	48,713	4.56%	48,828	4.75%	46,212	4.79%
Total interest-earning assets	64,848	4.00%	65,481	4.15%	62,916	4.17%
Cash and due from banks	675		616		542
Allowance for loan losses	(507)		(502)		(488)
Goodwill and intangibles	1,014		1,014		1,015
Other assets	3,545		3,643		3,040
Total assets	$69,575		$70,252		$67,025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$28,138	0.56%	$26,962	0.65%	$25,658	0.46%
Time	4,808	1.84%	4,963	1.99%	4,286	1.67%
Total interest-bearing deposits	32,946	0.75%	31,925	0.86%	29,944	0.63%
Borrowed funds:
Federal funds purchased and other short-term borrowings	2,719	1.75%	5,099	2.29%	3,728	2.36%
Long-term debt	1,587	3.41%	1,239	3.65%	795	4.86%
Total borrowed funds	4,306	2.36%	6,338	2.56%	4,523	2.80%
Total interest-bearing funds	37,252	0.94%	38,263	1.14%	34,467	0.92%
Noninterest-bearing deposits	23,795		23,359		24,295
Other liabilities	1,096		1,062		759
Total liabilities	62,143		62,684		59,521
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	6,866		7,002		6,938
Total shareholders’ equity	7,432		7,568		7,504
Total liabilities and shareholders’ equity	$69,575		$70,252		$67,025
Spread on average interest-bearing funds		3.06%		3.01%		3.25%
Impact of net noninterest-bearing sources of funds		0.40%		0.47%		0.42%
Net interest margin		3.46%		3.48%		3.67%
Memo: total cost of deposits		0.44%		0.50%		0.35%
Memo: total deposits and interest-bearing liabilities	61,047	0.57%	61,622	0.71%	58,762	0.54%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
January 21, 2020

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Twelve Months Ended
	December 31, 2019		December 31, 2018		December 31, 2017
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,346	2.41%	$1,360	2.12%	$1,539	1.23%
Securities:
Held-to-maturity	706	3.69%	781	3.56%	776	3.95%
Available-for-sale	14,389	2.36%	14,712	2.23%	14,907	2.10%
Trading account	147	4.45%	109	3.97%	64	3.75%
Total securities	15,242	2.45%	15,602	2.31%	15,747	2.20%
Loans held for sale	89	2.90%	53	4.63%	87	3.56%
Loans held for investment:[2]
Commercial	24,990	4.86%	23,333	4.79%	22,116	4.36%
Commercial real estate	11,675	5.11%	11,079	4.95%	11,184	4.50%
Consumer	11,600	4.22%	11,013	4.04%	10,201	3.84%
Total loans held for investment	48,265	4.77%	45,425	4.65%	43,501	4.27%
Total interest-earning assets	64,942	4.17%	62,440	4.01%	60,874	3.66%
Cash and due from banks	610		549		786
Allowance for loan losses	(501)		(495)		(548)
Goodwill and intangibles	1,014		1,015		1,019
Other assets	3,506		3,060		2,985
Total assets	$69,571		$66,569		$65,116
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$26,852	0.60%	$25,480	0.32%	$25,453	0.15%
Time	4,868	1.94%	3,876	1.38%	2,966	0.69%
Total interest-bearing deposits	31,720	0.80%	29,356	0.46%	28,419	0.21%
Borrowed funds:
Federal funds purchased and other short-term borrowings	4,719	2.36%	4,562	1.93%	4,096	1.05%
Long-term debt	1,236	3.69%	535	5.21%	417	5.79%
Total borrowed funds	5,955	2.64%	5,097	2.27%	4,513	1.49%
Total interest-bearing funds	37,675	1.09%	34,453	0.73%	32,932	0.38%
Noninterest-bearing deposits	23,361		23,827		23,781
Other liabilities	1,004		699		624
Total liabilities	62,040		58,979		57,337
Shareholders’ equity:
Preferred equity	566		566		631
Common equity	6,965		7,024		7,148
Total shareholders’ equity	7,531		7,590		7,779
Total liabilities and shareholders’ equity	$69,571		$66,569		$65,116
Spread on average interest-bearing funds		3.08%		3.28%		3.27%
Impact of net noninterest-bearing sources of funds		0.46%		0.33%		0.18%
Net interest margin		3.54%		3.61%		3.45%
Memo: total cost of deposits		0.46%		0.25%		0.11%
Memo: total deposits and interest-bearing liabilities	61,036	0.67%	58,280	0.43%	56,713	0.22%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable. The taxable-equivalent rates used are the rates that were applicable at the time of each respective reporting period.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
January 21, 2020

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Bank considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Bank and for presentations of Bank performance to investors. The Bank further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Bank on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information to management and others about capital adequacy because they present measures of those assets that can generate income.

(In millions, except shares and per share amounts)		December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,353	$7,509	$7,599	$7,588	$7,578
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,014)	(1,014)	(1,014)	(1,014)	(1,015)
Tangible common equity (non-GAAP)	(a)	$5,773	$5,929	$6,019	$6,008	$5,997
Common shares outstanding (in thousands)	(b)	165,057	170,373	176,935	182,513	187,554
Tangible book value per common share (non-GAAP)	(a/b)	$34.98	$34.80	$34.02	$32.92	$31.97

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ZIONS BANCORPORATION, N.A.
Press Release – Page 20
January 21, 2020

GAAP to Non-GAAP Reconciliations
(Unaudited)
Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information to management and others about the Bank’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.

		Three Months Ended
(Dollar amounts in millions)		December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$174	$214	$189	$205	$217
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	—	—
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$174	$214	$189	$205	$217
Average common equity (GAAP)		$6,866	$7,002	$6,988	$7,005	$6,938
Average goodwill and intangibles		(1,014)	(1,014)	(1,014)	(1,014)	(1,015)
Average tangible common equity (non-GAAP)	(b)	$5,852	$5,988	$5,974	$5,991	$5,923
Number of days in quarter	(c)	92	92	91	90	92
Number of days in year	(d)	365	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	11.8%	14.2%	12.7%	13.9%	14.5%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 21
January 21, 2020

GAAP to Non-GAAP Reconciliations
(Unaudited)
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” “pre-provision net revenue (PPNR)” and “adjusted PPNR.” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedules which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Bank is managing its expenses, and adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources.

		Three Months Ended
(In millions)		December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$472	$415	$424	$430	$420
Adjustments:
Severance costs		22	2	1	—	2
Other real estate expense, net		—	(2)	—	(1)	—
Restructuring costs		15	—	—	—	—
Pension termination-related expense		—	—	—	—	—
Total adjustments	(b)	37	—	1	(1)	2
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$435	$415	$423	$431	$418
Net interest income (GAAP)	(d)	$559	$567	$569	$576	$576
Fully taxable-equivalent adjustments	(e)	7	7	7	6	6
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	566	574	576	582	582
Noninterest income (GAAP)	(g)	152	146	132	132	140
Combined income (non-GAAP)	(f+g)=(h)	718	720	708	714	722
Adjustments:
Fair value and nonhedge derivative loss		6	(6)	(6)	(3)	(3)
Securities gains (losses), net		2	2	(3)	1	2
Total adjustments	(i)	8	(4)	(9)	(2)	(1)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$710	$724	$717	$716	$723
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$246	$305	$284	$284	$302
Adjusted PPNR (non-GAAP)	(j-c)=(k)	275	309	294	285	305
Efficiency ratio (non-GAAP)	(c/j)	61.3%	57.3%	59.0%	60.2%	57.8%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 22
January 21, 2020

		Twelve Months Ended
(In millions)		December 31, 2019	December 31, 2018	December 31, 2017
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,742	$1,679	$1,656
Adjustments:
Severance costs		25	3	7
Other real estate expense		(3)	1	(1)
Amortization of core deposit and other intangibles		1	1	6
Restructuring costs		15	2	4
Pension termination-related expense		—	—	—
Total adjustments	(b)	38	7	16
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,704	$1,672	$1,640
Net interest income (GAAP)	(d)	$2,272	$2,230	$2,065
Fully taxable-equivalent adjustments	(e)	26	22	35
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	2,298	2,252	2,100
Noninterest income (GAAP)	(g)	562	552	544
Combined income (non-GAAP)	(f+g)=(h)	2,860	2,804	2,644
Adjustments:
Fair value and nonhedge derivative income (loss)		(9)	(1)	(2)
Securities gains (losses), net		3	1	14
Total adjustments	(i)	(6)	—	12
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,866	$2,804	$2,632
Pre-provision net revenue (PPNR)	(h)-(a)	$1,118	$1,125	$988
Adjusted PPNR (non-GAAP)	(j-c)=(k)	1,162	1,132	992
Efficiency ratio (non-GAAP)	(c/j)	59.5%	59.6%	62.3%

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